Exhibit 10.7

DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT
PURSUANT TO AFFILIATED MANAGERS GROUP, INC.
2020 EQUITY INCENTIVE PLAN

Name of Grantee:
Pursuant to the Affiliated Managers Group, Inc. 2020 Equity Incentive Plan, as amended and/or restated from time to time (the “Plan”), and subject to the terms of this agreement (the “Agreement”), Affiliated Managers Group, Inc. (the “Company”) hereby grants to the Grantee named above, who is a non-executive member of the Board of Directors of the Company (a “Director”) as of the date hereof, an Award (the “Award”) of restricted stock units (each a “Unit,” and together, the “Units”), consisting of the right to receive a distribution of the number of shares of common stock, par value $0.01 per share, of the Company (the “Shares”) specified on the attached Exhibit A, which is hereby incorporated by reference (“Exhibit A”), to be issued and distributed to the Grantee according to the terms set forth herein and in the Plan.
1.Vesting. Except as set forth below, and subject to the discretion of the Administrator to accelerate the vesting schedule hereunder, the Units shall vest in the amounts and on the dates indicated on Exhibit A; provided that, Grantee’s service as a Director is through the applicable vesting date set forth on Exhibit A.

2.Vesting and Distribution. The Units shall be distributed only in Shares, such that the Grantee shall be entitled to receive one Share for each vested Unit. The Shares subject to this Award shall be issued and distributed to the Grantee pursuant to Section 1 hereof, and the vesting schedule set forth on Exhibit A, with such issuance and distribution of the Shares (whether the Shares are to be held by the Company on the Grantee’s behalf pursuant to Section 6(b) hereof or issued directly to the Grantee) to occur, in all cases, no later than March 15 of the year following the year in which the Units vest, in accordance with the short-term deferral exception under Code Section 409A and the regulations and guidance thereunder.

3.Dividend Equivalent Rights. If the Company makes any cash dividends or other cash distributions to the holders of Shares of the Company’s common stock, the Grantee shall have the right to receive payments in lieu thereof in respect of the Units subject to this Award (“Dividend Equivalent Rights”). If the Company makes such a cash dividend or other cash distribution prior to the issuance and distribution of the Shares subject to this Award or prior to termination of the Award, the Company shall credit a bookkeeping account of the Dividend Equivalent Rights on behalf of the Grantee as of the record date of such cash dividend or other cash distribution. The amount credited shall be equal to the per-Share cash dividend or other cash distribution paid by the Company multiplied by the total number of then outstanding Units. Such amounts shall be subject to the same vesting, payment (without interest), issuance, distribution and other terms and conditions of the Units to which they relate as provided in this Agreement. References in this Agreement to Units shall, as appropriate, include any Dividend Equivalent Rights described in this Section 3.

4.Termination of Service. If the Grantee ceases to be a Director, this Award may be subject to earlier termination or accelerated vesting as set forth below.

(a)Termination by Reason of Death or Disability; Retirement. If the Grantee ceases to be a Director by reason of death or disability, or the Grantee's retirement at the end of the applicable term or other voluntary cessation of service, the Units subject to this Award shall automatically fully vest at the time of such termination.

(b)Other Termination. If the Grantee ceases to be a Director for any reason other than (i) death or disability or (ii) the Grantee's retirement at the end of the applicable term or other voluntary cessation of service, this Award shall, to the extent not already vested as described herein, terminate immediately and be of no further force or effect.

The Administrator’s determination of the reason that the Grantee has ceased to be a Director shall be conclusive and binding on the Grantee and the Grantee's representatives, legal guardians or legatees.
5.Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution or as permitted by the Administrator (or delegee). The Grantee may transfer, without consideration for the transfer, the Award to members of the Grantee's immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee (and, as required by the Administrator, the beneficiaries or members of such transferee) agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and this Agreement.

6.Miscellaneous.

(a)The Units are subject to adjustment in accordance with the provisions of Section 7 of the Plan.

(b)The Company shall maintain an account on its books in the name of the Grantee which shall reflect the number of Units awarded to the Grantee and the number of Shares the Grantee is eligible to receive thereunder. The Grantee acknowledges and agrees that the Company (i) may hold all vested Units and all Shares issued and distributed in respect thereof pursuant to this Award on behalf of the Grantee, until such time as the Grantee submits a request for delivery, and (ii) will exercise voting rights and take all other corporate actions for any Shares issued pursuant to this Award for such time as such Shares may be held by the Company on behalf of the Grantee, unless the Grantee provides written notice to the Human Resources Department to the contrary.

(c)Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Grantee at the address on file in the Company’s records, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(d)Pursuant to Section 10 of the Plan, the Administrator may at any time amend or cancel any outstanding portion of this Award for any purpose that may at the time be permitted by law, but no such action may be taken that materially and adversely affects the Grantee’s rights under this Agreement without the Grantee’s consent.

(e)This Award shall not be interpreted to bestow upon the Grantee any equity interest or ownership in the Company or any subsidiary or Affiliate prior to the dates on which the Company delivers Shares to the Grantee. The Grantee shall have no rights as a stockholder with respect to the Units, and shall have the rights of a stockholder only as to those Shares, if any, that are actually delivered under this Award.

(f)If the Grantee is resident outside of the United States, to the extent permitted by applicable law, the Grantee hereby consents to the holding, processing and transfer of data relating to the Grantee (including sensitive personal data as defined in the UK Data Protection Act 1998) by: (i) the Company; (ii) any person providing services to the Company (including, but not limited to, any third party broker, registrar or administrator); and (iii) any trustee appointed by the Company for all purposes relating to the administration or operation of the Plan, including the grant, holding or vesting of an Award and the delivery, holding or sale of Stock and, to the extent permitted by applicable law, this consent includes consent to the transfer of such data to countries outside the European Economic Area even if the country in question does not maintain adequate data protection standards.

(g)The provisions of this Agreement and all claims or disputes arising out of or based upon this Agreement or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(h)Notwithstanding anything herein to the contrary, this Award shall be, and the Grantee hereby acknowledges that it is, subject to and governed by all the terms and conditions of the Plan. Except as otherwise expressly provided, all terms used herein shall have the same meaning as in the Plan, as applicable and as may be amended from time to time.

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IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Unit Award Agreement pursuant to the 2020 Equity Incentive Plan as of the Grant Date listed on the attached Exhibit A.

AFFILIATED MANAGERS GROUP, INC.

By:
Name:
Title:

The foregoing Restricted Stock Unit Award Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the Grant Date listed on the attached Exhibit A.

By:
Grantee's Signature

Grantee's Printed Name

[Director Restricted Stock Unit Award Agreement]

DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT
PURSUANT TO AFFILIATED MANAGERS GROUP, INC.
2020 EQUITY INCENTIVE PLAN

Exhibit A

Grantee:
Grant Date:
Total Award:
Vesting Schedule:
Number of Units	Vesting Date